Exhibit 10(i)a


                                                               February 16, 2000

Ray Singleton, President
Basic Earth Science Systems, Inc.
8547 E. Arapahoe Road, #J464
Greenwood Village, CO
80112-1436

Re: Loan Agreement between Basic Earth Science Systems, Inc. and
    Norwest Bank Colorado, National Association

Dear Mr. Singleton:

Norwest Bank Colorado, National Association is pleased to continue the existing revolving loan facility to Basic Earth Science Systems, Inc. on the following terms and conditions. The loan facility is presently evidenced by the Borrower's Promissory Note dated August 1, 1994 in the original face amount of $500,000, as the same has been amended, increased and extended from time to time (the "Note").

1. TERMS
--------

Borrower
--------

Basic Earth Science Systems, Inc., a Delaware corporation ("Borrower").

Norwest
-------

Norwest Bank Colorado, National Association ("Norwest").

Prior Agreements
----------------

All prior credit agreements between Borrower and Norwest are hereby superseded by the terms of this Agreement.

Commitment Amount
-----------------

Not to exceed the lesser of the Borrowing Base Amount or $1,000,000. The revolving loan shall continue to be evidenced by Borrower's Note, all modifications and extensions to that promissory note and that Modification/Extension Agreement of even date herewith extending the maturity date of the promissory note to December 31, 2001. Norwest's obligation to make advances is limited to the Borrowing Base Amount. Although the Note face amount is $2,500,000, it is expressly understood that Norwest's obligation to lend is limited to the approved Borrowing Base Amount which is, and may continue to be, less than $2,500,000.

Fees
----

Borrower shall pay Norwest an annual collateral evaluation fee of $1,500 on August 1 of each year.

In addition, Borrower shall pay Norwest a facility fee for the period commencing on the date hereof and continuing until the last to occur of the Maturity Date or the date on which the loan made hereunder is paid in full, equal to one-half percent (1/2%) of the daily average of the difference between the Borrowing Base Amount and the principal balance of the loan, payable quarterly, in arrears, commencing March 31, 2000 until the loan is paid in full or the Maturity Date, whichever is the last to occur.

Security
--------

The Note will continue to be secured by a first priority Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement, and any necessary modifications or amendments thereto, on oil and gas properties owned by Borrower and selected by Norwest. Reasonable legal fees, recording and filing fees (including any mortgage tax) will be paid by Borrower.

The Borrower and Norwest agree that all obligations and liabilities of Borrower to Norwest, or any of its affiliates, under the terms of any contracts or agreements between them for the purchase, sale or hedging of commodities, including oil or gas, or trading positions therein will be secured by the mortgages and other collateral security documents executed by Borrower in favor of Norwest.

Repayment Structure
-------------------

The outstanding principal balance of the loan will be repaid by Borrower to Norwest as needed to maintain compliance with the Borrowing Base Amount. At no time shall the principal balance of the loan exceed the Commitment Amount or Borrowing Base Amount. Interest shall accrue at the fluctuating prime rate announced by Norwest from time to time, plus two percent (2%) per annum). All principal and accrued interest shall be paid in full no later than December 31, 2001.

Loan Structure
--------------

Advances of loan proceeds may be available on a revolving basis and Borrower may borrow, repay and reborrow so long as the outstanding amount of the loan does not exceed the Commitment Amount.

Borrowing Base Amount Determination
-----------------------------------

Effective as of the date hereof the Borrowing Base Amount shall be $501,000. The Borrowing Base Amount shall reduce by the amount of $20,000 on the last day of each calender month.

The Borrowing Base Amount means the maximum amount that may be outstanding under the terms hereof at any time prior to the Maturity Date, as determined by Norwest in the exercise of its sole and absolute discretion based upon, among other things, a determination by Norwest of the value of the oil and gas reserves and/or other assets of Borrower pledged to Norwest as security.

Norwest will perform semi-annual reviews of the Borrowing Base Amount on January 1 and July 1 of each year, commencing July 1, 2000. In addition, Norwest, at its sole discretion, may redetermine the Borrowing Base Amount one additional time per year in addition to the semi-annual Borrowing Base Amount determinations. If any determination results in the Borrowing Base Amount being changed, Norwest shall promptly notify Borrower; if any determination results in no change being made in the Borrowing Base Amount, no notification shall be made.

If at any time the Borrowing Base Amount is less than the amount outstanding under the Note, the Borrower shall, within ten (10) days after receipt of written notice from Norwest (the "Notice Date") make a principal reduction on the Note in the amount outstanding sufficient to repay the excess. The unpaid amount of the Note shall no longer exceed the Borrowing Base Amount on or before ten (10) days after the Notice Date.

Purpose
-------

Loan proceeds may be used only to finance working capital requirements, drilling and completion costs, property acquisitions and to fund letters of credit issued on behalf of Borrower provided such letters of credit are for a purpose, and are in form and substance, satisfactory to Norwest. The issuance of a letter of credit hereunder shall be deemed to be an advance under the loan, subject to the Borrowing Base, whether or not the letter of credit is drawn upon. Interest will accrue on any funded portion of a letter of credit at the interest rate of the Note commencing at such time as the letter of credit is funded. No letters of credit may be issued hereunder which have an expiry date beyond the Maturity Date. If, in Norwest's sole discretion, letters of credit are issued with an expiry beyond the Maturity Date, the amount of the letter of credit shall be fully cash secured. The issuance of any letter of credit hereunder shall be in accordance with Norwest's then current policies and procedures and be subject to Norwest's then current fees.

Maturity Date
-------------

The Maturity Date is the earlier of (1) December 31, 2001 or (ii) the date to which the maturity of the Note is accelerated.




II. CONDITIONS PRECEDENT
------------------------

The provisions of this letter will serve as the terms of the borrowing arrangements and will be referred to herein as the Agreement. The Borrower will execute and deliver to Norwest, in form and substance satisfactory to Norwest, the Note Modification/Extension Agreement, this Agreement, and any collateral security documents required by Norwest as well as any other documentation reasonably requested by Norwest.

III. COVENANTS
--------------

Unless Norwest shall otherwise consent in writing, and so long as any debt remains outstanding, the Borrower will comply with the following:

1. Borrower will

               (a) submit annual audited, consolidated financial statements within 90 days after each fiscal year-end with Borrower's budget projections for the following year,
               (b) submit quarterly company-prepared, consolidated financial statements with verification of Borrower's compliance with this Agreement within 45 days after each quarter-end,
               (c)  maintain at all times, a minimum consolidated tangible net worth (determined in accordance with generally accepted
                    accounting principles) of not less than $750,000,

               (d) maintain at all times, the ratio of consolidated current assets (including any borrowing availability hereunder) to consolidated current liabilities (excluding the current portion of the debt described herein) of not less than 1.0:1.0,
               (e) promptly pay any costs incurred by Norwest for the preparation or enforcement of this Agreement, the Note and any collateral security documents executed by Borrower,
               (f) provide, within 45 days after each calendar quarter-end, lease operating statements reflecting actual production volumes, revenues, lease operating expenses, production taxes and product prices of producing oil and gas properties owned by the Borrower and included in the Borrowing Base Amount in form and content acceptable to Norwest,
               (g) provide, on or before each May 31, an independent engineering reserve report covering the Borrower's Borrowing Base oil and gas properties as of March 31, prepared by an independent petroleum engineer acceptable to Norwest,
               (h) promptly provide copies of any and all filings made with the Securities Exchange Commission,
               (i) provide such other information as may be reasonably requested by Norwest in its sole discretion.

2. Borrower and its subsidiaries will not, without the prior written consent of the Norwest:

               (a)  make loans or advances to any third party,
               (b)  reorganize or merge with any other entity,
               (c)  change their business,
               (d) sell, lease, assign, transfer or otherwise dispose of, in any fiscal year, any of their oil or gas properties having, in the aggregate, a net present value of greater than $50,000 as determined by Norwest in its discretion based on, among other things, Borrower's most recent engineering report received by Norwest. The Borrower shall pay all proceeds from any such sale of properties with a value in excess of $50,000 to Norwest for application to the Note,
               (e) create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance of any nature on any of its oil and gas properties excluding liens in favor of Norwest and oil, gas and mineral leases, permits, gas sales and transportation contracts or similar agreements entered into in the ordinary course of business; provided that Borrower shall not be in default under this section for so long as any such lien or encumbrance is released of record within thirty days of the recording thereof and by appropriate proceedings and provides adequate security therefore to Norwest in the event such lien or encumbrance is found to be valid,
               (f) incur other debt, other than trade payables incurred during the normal course of business.

IV. EVENTS OF DEFAULT
---------------------

The occurrence of any of the following shall constitute an "Event of Default" under this Agreement and the Borrower's Note:

1. Borrower shall fail to pay when due any principal, interest, or other amount payable under this Agreement, or the Note, before the expiration of 10 days after such payment is due.

2. Any representation or warranty made by Borrower hereunder or in any related collateral security or other documents entered into with Norwest shall prove to be at any time incorrect in any significant respect.

3. Borrower shall fail to observe or perform any covenant, obligation, agreement, or other provision contained herein or in any other contract or instrument executed in connection herewith.

4.   A change occurs in the senior management of Borrower.

5. Any default or defined Event of Default under any security agreement, mortgage, deed of trust, promissory note, or other contract or instrument executed by the Borrower pursuant to, or as required by, this Agreement.

6. Borrower shall fail immediately to pay and discharge any judgment or levy of any attachment, execution or other process against any of the assets of any of the Borrower, or such judgment shall not be satisfied, within 10 days after the entry thereof.

7. Borrower shall: (a) become insolvent, or suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator for itself or any of its property, or generally fail to pay its debts as they become due, or make a general assignment for the benefit of creditors; or (b) file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as recodified from time to time ("Bankruptcy Code"), or as now or hereafter in effect, or any involuntary petition or proceeding pursuant to said Bankruptcy Code or any other applicable state or federal law relating to bankruptcy or reorganization or other relief for debtors is filed or commenced against either Borrower; or (c) file any answer admitting the jurisdiction of the court and the material allegations of any such involuntary petition; or (d) be adjudicated as bankrupt, under said Bankruptcy Code or any other state or federal law relating to bankruptcy, reorganization, or other relief for debtors.

8. Norwest, in good faith, considers Norwest's prospect of or right to payment or performance under this Agreement or Note to be impaired.

V. REMEDIES
-----------

If any Event of Default shall occur, any indebtedness of the Borrower under this Agreement, any other contract or instrument executed in conjunction herewith or the Note, any term hereof or of the Note to the contrary notwithstanding, shall at Norwest's option and without notice, become immediately due and payable without presentment, demand, or protest or notice of dishonor, all of which are hereby expressly waived by Borrower. In addition, Norwest shall have all rights, powers and remedies available under this Agreement, the Note or other contracts or instruments executed in connection herewith, or accorded by law, including without limitation the right to resort to any or all of the collateral and to exercise any or all of its rights, powers, or remedies at any time and from time to time after the occurrence of any Event of Default.

All rights, powers, and remedies of Norwest in connection with this Agreement, the Note or any other contract or instrument on which the Borrower may at any time be obligated to Norwest (or any holder thereof) are cumulative and not exclusive and shall be in addition to any other rights, powers, or remedies provided by law or equity, including without limitation the right to set off any liability owing by Norwest to the Borrower (including sums deposited in any deposit account of Borrower with Norwest) against any liability of the Borrower to Norwest.

VI. WAIVER
----------

No delay, failure, or discontinuance by Norwest, or any holder of the Note, in exercising any right, power, or remedy under this Agreement, the Note or any other contract or instrument on which the Borrower may at any time be obligated to Norwest (or any holder thereof) shall affect or operate as a waiver of such right, power or remedy. Any waiver, permit, consent, or approval of any kind by Norwest (or any holder of the Note), or of any provisions or conditions of any breach or default under this Agreement, the Note or any other contract or instrument on which any of the Borrower may at any time be obligated, must be in writing and shall be effective only to the extent set forth in such writing.

VII. NOTICES
------------

All notices, requests, and demands given to or made upon the respective parties must be in writing and shall be deemed to have been given or made: (1) at the time of personal delivery or telecopying thereof, (2) or two days after any of the same are deposited in the U.S. Mail, first class and postage prepaid, addressed as follows:

         Borrower:         Basic Earth Science Systems, Inc.
                           Attn.: Ray Singleton, President
                           8547 E. Arapahoe Road, #J464
                           Greenwood Village, CO 80112-1436

         Norwest:          Norwest Bank Colorado, National Association
                           Attn: Don McDonald, Vice President
                           Energy and Minerals, C7301-046
                           1740 Broadway
                           Denver, CO 80274-8699

or other such address as any party may designate by written notice to all other parties.

VIII. SUCCESSORS, ASSIGNMENTS
-----------------------------

This Agreement shall be binding on and inure to the benefit of the heirs, executors, administrators, legal representatives, successors, and assigns of the parties, provided, however, that this Agreement may not be assigned by the Borrower without the prior written consent of Norwest. Norwest reserves the right to sell, assign, transfer, negotiate, or grant participation in all or any part of, or any interest in, Norwest's rights and benefits under this Agreement, the Note or any contracts or instruments relating thereto. In connection therewith, Norwest may disclose all documents and information which Norwest now has or may hereafter acquire relating to the loan or the Note, the Borrower or its business, or any collateral required hereunder.


IX. SEVERABILITY OF PROVISIONS
------------------------------

If any of the provisions of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.


X. ARBITRATION
--------------

1. Agreement to Arbitrate: Subject to the provisions of the next paragraph below, Norwest and Borrower agree to submit to binding arbitration any and all claims, disputes and controversies between or among them, whether in tort, contract or otherwise (and their respective employees, officers, directors, attorneys, and other agents) arising out of or relating in any way to the loan and related loan documents including without limitation this Agreement and the Note and their negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, collection, enforcement, default or termination.

Nothing in the preceding paragraph, nor the exercise of any right to arbitrate thereunder, shall limit the right of any party hereto (1) to foreclose against any real or personal property collateral by the exercise of the power of sale under a deed of trust, mortgage, or other security agreement, or instrument, or applicable able law, (2) to exercise self-help remedies such as setoff or repossession; or (3) to obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment, or appointment of a receiver from a court having jurisdiction, before, during or after the pendency of any arbitration proceeding. The institution and maintenance of any action for such judicial relief, or pursuit of provisional or ancillary remedies, or exercise of self-help remedies shall not constitute a waiver of the right or obligation of any party to submit any claim or dispute to arbitration, including those claims or disputes arising from exercise of any such judicial relief, or pursuit of provisional or ancillary remedies, or exercise of self-help remedies.

2. Selection of Arbitrator(s): If the amount in dispute is $500,000 or more, arbitration hereunder shall be before a three-person panel of neutral arbitrators, consisting of one (1) person from each of the following categories:
(1) an attorney who has practiced in the area of commercial law in the State of Colorado for at least eight (8) years or a retired judge at the district court or appellate court level from the State of Colorado; (2) a person with at least eight (8) years experience in commercial lending; and (3) a person with at least eight (8) years experience in the oil and gas industry. The parties to the dispute or their representatives shall obtain from the American Arbitration Association ("AAA") a list of persons meeting the criteria outlined above and the parties shall select the person in the manner established by the AAA.

If the amount in dispute is less that $500,000, the arbitration shall be conducted before one arbitrator who shall be an attorney who has practiced in the area of Commercial law for at least eight (8) years or a retired judge at the District Court or appellate court level. The parties to the dispute or their representatives shall obtain from AAA a list of persons meeting the criteria outlined above and the parties shall select the person in the manner established by the AAA.

3. Governing Laws and Rules: Such arbitration shall proceed in the State of Colorado in the City and County of Denver, shall be governed by Colorado law, including all applicable statutes of limitation, and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

4. Discovery: In any arbitration hereunder: (1) the arbitrator(s) shall decide (by documents only or with a hearing, at the arbitrators' discretion) any prehearing motions which are substantially similar to prehearing motions to dismiss for failure to state a claim or motions for summary adjudication; (2) discovery shall be permitted, but shall be limited as provided in Rule 26.1 (c) of the Colorado Rules of Civil Procedure, and shall be subject to the scheduling by the arbitrator(s), and any discovery disputes shall be subject to final determination by the arbitrator(s); and (3) the arbitrator(s) shall award costs and expenses of the arbitration proceeding in accordance with provisions of this Agreement, the Note and/or other collateral security documents.

XI. COLORADO LAW APPLICABLE

This Agreement, the Note, and any contracts or instruments relating thereto, shall be governed by and construed in accordance with the laws of the state of Colorado, except to the extent that Norwest has greater rights or remedies under federal law or the law of any jurisdiction in which the collateral properties are located, in which case such choice of Colorado law shall not be deemed to deprive Norwest of such rights and remedies as may be available under such law.

This Agreement, the Note and any contracts or instruments relating thereto, represent the entire agreement between the parties, and it is expressly understood that all prior conversations or memoranda between the parties regarding the terms of this Agreement shall be superseded by this Agreement. Any amendment, approval, or waiver by Norwest of the terms of this Agreement, the Note and any contracts or instruments relating thereto, must be in writing or confirmed in writing, and shall be effective only to the extent specifically set forth in such writing. This Agreement, in conjunction with the Note and any contracts or instruments relating thereto, is in lieu of a formal credit agreement and shall serve to evidence the terms of the entire agreement between the parties.

The Borrower hereby ratifies and confirms all of the provisions of all mortgages and collateral security documents executed and delivered to Norwest by Borrower.

Please acknowledge your acceptance of and agreement to the terms of this agreement by dating and executing where indicated.

Sincerely,

NORWEST BANK COLORADO, NATIONAL ASSOCIATION

By:  /s/  Don McDonald
     ---------------------------------------------
          Don McDonald, Vice President

AGREED TO AND ACCEPTED EFFECTIVE FEBRUARY 16, 2000

BASIC EARTH SCIENCE SYSTEMS, INC.

By:  /s/  Ray Singleton
     ---------------------------------------------
          Ray Singleton, President







STATE OF COLORADO     )
                      )
COUNTY OF             )

     The foregoing instrument was acknowledged before me this ___ day of , 2000 by Ray Singleton, President of Basic Earth Science Systems, Inc.

Witness my hand and official seal.

SEAL

                                                    ----------------------------
                                                    Notary Public
                                                    My Commission Expires: